                                                                    EXHIBIT 99.3



                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                        Consolidated Financial Statements

                   (With Independent Auditors' Report Thereon)

                    Years Ended June 30, 2004, 2003 and 2002

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                                TABLE OF CONTENTS

                                                   PAGES
Independent Auditors' Report                         1

Consolidated Balance Sheets                          2

Consolidated Statements of Operations                3

Consolidated Statements of Changes in Net Assets     4

Consolidated Statements of Cash Flows                5

Notes to Consolidated Financial Statements          6-29

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Hillcrest HealthCare System:

We have audited the accompanying consolidated balance sheets of Hillcrest HealthCare System and Affiliates as of June 30, 2004 and 2003, and the related consolidated statements of operations, changes in net assets, and cash flows for each of the years in the three year period ended June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hillcrest HealthCare System and Affiliates as of June 30, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three year period ended June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 21 to the consolidated financial statements, the Company sold substantially all of its net operating assets subsequent to year end.

/s/ KPMG LLP


Tulsa, Oklahoma
April 29, 2005

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                           Consolidated Balance Sheets

                             June 30, 2004 and 2003
                             (dollars in thousands)

                                                                         2004           2003
                                                                     ------------     -------
                                     ASSETS

Current assets:

      Cash and cash equivalents                                      $     13,988      16,697
      Investments whose use is limited                                      9,045       9,000
      Accounts receivable, net                                             43,604      48,872
      Notes and other receivables                                           6,207       7,956
      Due from third-party payers                                           8,958       9,540
      Inventories                                                          14,148      12,598
      Prepaid expenses                                                      7,211       7,775
                                                                     ------------     -------
                      Total current assets                                103,161     112,438

Investments whose use is limited, net of current portion                   23,567      23,125
Other long-term investments                                                23,342      22,919
Interests in beneficial trusts                                            127,291     115,453
Land, buildings and equipment, net                                        192,637     200,559
Land and other property held for sale                                       7,054      10,434
Other assets                                                               11,926      10,507
                                                                     ------------     -------
                      Total assets                                   $    488,978     495,435
                                                                     ============     =======
                           LIABILITIES AND NET ASSETS

Current liabilities:
      Current portion of long-term debt                              $      4,531       4,720
      Amounts payable under lines of credit and demand note                 7,500       4,075
      Accounts payable                                                     31,933      41,353
      Accrued expenses                                                     19,596      19,408
      Accrued workers compensation                                          3,765       4,956
      Accrued interest payable                                              4,658       4,792
      Other current liabilities                                             8,265      10,020
      Due to third-party payers                                             2,463       2,319
                                                                     ------------     -------
                      Total current liabilities                            82,711      91,643

Long-term debt, net of current portion                                    218,002     222,397
Other liabilities                                                          27,763      24,051
                                                                     ------------     -------
                      Total liabilities                                   328,476     338,091
Net assets:
      Unrestricted                                                         25,683      30,027
      Temporarily restricted                                                3,382       7,719
      Permanently restricted                                              131,437     119,598
                                                                     ------------     -------
                      Total net assets                                    160,502     157,344
                                                                     ------------     -------
Commitments and contingencies (Notes 5, 9, 10, 18, 19, 20 and 21)
                                                                     ------------     -------
                           Total liabilities and net assets          $    488,978     495,435
                                                                     ============     =======

See accompanying notes to the consolidated financial statements.

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                      Consolidated Statements of Operations

                    Years ended June 30, 2004, 2003 and 2002
                             (dollars in thousands)

                                                            2004           2003          2002
                                                         ----------      --------      --------
Unrestricted revenues and gains:
      Net operating revenues                             $ 597,148       582,117       526,787
      Other, net                                               468         1,316        (1,843)
      Investment income                                       (233)        2,725         2,862
                                                         ---------       -------       -------
                      Total revenues and gains             597,383       586,158       527,806
                                                         ---------       -------       -------
Expenses:
      Salaries, wages and benefits                         263,908       270,209       248,754
      Medical and other supplies                            93,039        83,066        77,647
      Purchased services                                    70,493        72,646        79,330
      Depreciation and amortization                         20,814        20,755        20,263
      Provision for bad debts                               94,772        75,298        51,199
      Other operating expenses                              48,104        44,881        42,086
      Interest                                              13,492        12,125        12,494
      Reduction of accrued losses on capitation
          contracts                                             --            --       (11,456)
      Loss (income) on investments carried under
          the equity and cost-based methods                    (17)           97            (3)
      Net costs of accounts receivable securitization        1,143         1,087         1,125
                                                         ---------       -------       -------
                      Total expenses                       605,748       580,164       521,439
                                                         ---------       -------       -------
Excess (deficit) of revenues over expenses from
      continuing operations                                 (8,365)        5,994         6,367
Gain (loss) on discontinued operations (including
      gain on disposal of $350 in 2004 and loss on
      disposal of $244 in 2003)                                 11        (2,843)       (1,312)
                                                         ---------       -------       -------
Excess (deficit) of revenues over expenses                  (8,354)        3,151         5,055
Other changes in unrestricted net assets:
      Change in net unrealized gains and losses
          on investments                                     2,826           587        (2,456)
      Other                                                  1,184            41           225
                                                         ---------       -------       -------
Change in unrestricted net assets                        $  (4,344)        3,779         2,824
                                                         =========       =======       =======


See accompanying notes to the consolidated financial statements.

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                Consolidated Statements of Changes in Net Assets

                    Years ended June 30, 2004, 2003 and 2002
                             (dollars in thousands)

                                                             2004           2003          2002
                                                          ----------      --------      --------
Unrestricted net assets:
      Excess (deficit) of revenues over expenses          $  (8,354)        3,151         5,055
      Change in net unrealized gains and
          losses on investments                               2,826           587        (2,456)
      Other                                                   1,184            41           225
                                                          ---------       -------       -------
                  Change in unrestricted net assets          (4,344)        3,779         2,824
                                                          ---------       -------       -------
Temporarily restricted net assets:
      Contributions and investment income                       172         1,310         1,445
      Net assets transferred to permanently restricted           (1)           (1)         (213)
      Net assets released from restriction                   (4,508)       (4,342)       (2,371)
                                                          ---------       -------       -------
                      Change in temporarily restricted
                           net assets                        (4,337)       (3,033)       (1,139)
                                                          ---------       -------       -------
Permanently restricted net assets:
      Net assets transferred from temporarily
           restricted                                             1             1           213
      Increase (decrease) in interests in
          beneficial trusts                                  11,838        (4,621)        5,026
                                                          ---------       -------       -------
                      Change in permanently restricted
                            net assets                       11,839        (4,620)        5,239
                                                          ---------       -------       -------
Increase (decrease) in net assets                             3,158        (3,874)        6,924
                                                          ---------       -------       -------
Net assets, beginning of year                               157,344       161,218       154,294
                                                          ---------       -------       -------
Net assets, end of year                                   $ 160,502       157,344       161,218
                                                          =========       =======       =======

See accompanying notes to the consolidated financial statements.

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                      Consolidated Statements of Cash Flows

                    Years ended June 30, 2004, 2003 and 2002
                             (dollars in thousands)

                                                                       2004           2003          2002
                                                                    ----------     ---------     ---------
Cash flows from operating activities:
     Change in net assets from continuing operations                $   3,147        (1,031)        8,236
     Adjustments to reconcile change in net assets to net
         cash provided by operating activities:
             Proceeds from temporarily restricted contributions        (3,678)       (4,627)         (202)
             Net realized and unrealized gains and losses on
                 investments, including loss on impairment of
                 marketable equity securities                           4,164           261         2,006
             Reduction of accrued losses on capitation contracts           --            --       (11,456)
             Depreciation and amortization                             20,814        20,755        20,263
             Provision for bad debts                                   94,772        75,298        51,199
             Income (losses) on investments carried under the
                 equity and cost-based methods                            (17)           97            (3)
             Change in interests in beneficial trusts                 (11,838)        4,621        (5,026)
             (Gain) loss on sale of real estate holdings               (2,941)       (1,475)          712
             Net change in accounts receivable                        (89,601)      (74,459)      (49,276)
             Net change in working capital and other assets
                 and liabilities                                       (8,964)        3,762        (8,755)
                                                                    ---------      --------      --------
                    Net cash provided by continuing operations          5,858        23,202         7,698
                    Net cash used in discontinued operations               --        (1,917)       (1,008)
                                                                    ---------      --------      --------
                    Cash provided by operating activities               5,858        21,285         6,690
                                                                    ---------      --------      --------
Cash flows from investing activities:
     Proceeds from sale of real estate holdings                         8,555         3,910        13,021
     Additions to land, buildings and equipment                       (14,567)      (27,385)      (20,850)
     Purchases of investments                                        (153,812)     (128,588)     (129,387)
     Proceeds from maturities and sales of investments                148,738       122,640       142,763
                                                                    ---------      --------      --------
                    Net cash (used in) provided by continuing
                        operations                                    (11,086)      (29,423)        5,547
                    Net cash used in discontinued operations               --          (105)          (41)
                                                                    ---------      --------      --------
                    Net cash (used in) provided by investing
                        activities                                    (11,086)      (29,528)        5,506
                                                                    ---------      --------      --------
Cash flows from financing activities:
     Payments of long-term debt                                        (4,732)       (3,921)       (4,362)
     Proceeds from long-term debt                                         148         1,074           112
     Payments on lines of credit and demand note                           --            --        (6,491)
     Proceeds from lines of credit and demand note                      3,425            --         5,746
     Proceeds from temporarily and permanently
         restricted contributions                                       3,678         4,627           202
                                                                    ---------      --------      --------
                    Net cash provided by (used in)
                        financing activities                            2,519         1,780        (4,793)
                                                                    ---------      --------      --------
(Decrease) increase  in cash and cash equivalents                      (2,709)       (6,463)        7,403
Cash and cash equivalents, beginning of year                           16,697        23,160        15,757
                                                                    ---------      --------      --------
Cash and cash equivalents, end of year                              $  13,988        16,697        23,160
                                                                    =========      ========      ========
Supplemental disclosure of cash flow information:
     Cash paid during the year for interest, net of
         amounts capitalized                                        $  13,454        11,521        12,885
                                                                    =========      ========      ========

See accompanying notes to the consolidated financial statements.

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

(1)   NATURE OF OPERATIONS AND BUSINESS CONDITIONS

      (a)   NATURE OF OPERATIONS

            Hillcrest HealthCare System ("HHS") and its affiliates provide a full range of healthcare and other related services to the residents of eastern Oklahoma. HHS and most of its affiliates are not-for-profit private corporations as described in Section 501(c)(3) of the Internal Revenue Code (Code) and are exempt from federal income taxes on related income pursuant to section 501(a) of the Code.

            Significant affiliates include Hillcrest Medical Center and Subsidiary ("HMC"), Hillcrest Riverside, Inc. d.b.a. Tulsa Regional Medical Center ("TRMC"), Hillcrest Lewis, Inc. d.b.a. Specialty Hospital ("Specialty"), Children's Medical Center and Subsidiary ("CMC"), the H.A. Chapman Institute ("Institute"), the Hillcrest Medical Center Foundation, Inc. and Subsidiary ("Foundation"), Children's Medical Center Foundation ("CMCF"), and Hillcrest Service Company and Subsidiaries ("HSC"). HMC operates a 495-bed licensed hospital facility in Tulsa, Oklahoma. TRMC operates a 415-bed licensed hospital facility near downtown Tulsa. Specialty operates a 100-bed licensed hospital facility with 70 beds at TRMC and 30 beds at HMC. CMC provides a full range of treatment services for children and adolescents. The Institute is a center for clinical, diagnostic, and research genetics. The Foundation and CMCF raise funds for capital building projects, equipment, new programs, and health care education. HSC owns and operates a number of related proprietary activities primarily relating to the operation and support of physician services. HSC is a "for-profit" entity.

            HHS is also the parent organization for several Oklahoma not-for-profit corporations that are engaged in the provision of health care services in eastern Oklahoma through long-term operating agreements to utilize the physical plant and other operating assets of community hospitals. In connection with certain of these operating agreements, HHS has assumed long-term obligations. In addition, several of the operating agreements require that HHS (or subsidiary) will transfer to the successor hospital operator upon termination of the agreements, defined levels of net working capital (See Note 18). Estimated amounts due to successor operators upon termination are included in the accompanying consolidated financial statements. The HHS subsidiaries and duration of the operating agreements follow:

                     HHS SUBSIDIARY                                   INITIAL TERM
------------------------------------------------------    -----------------------------------
Cushing Regional Hospital, Inc. ("Cushing")               Ten years, effective July 1995
Poteau Health System, Inc. ("PHS"), (operating Eastern    Fifteen years, effective March 1997
   Oklahoma Medical Center ("EOMC") and Eastern
   Oklahoma Health Center ("EOHC")
Cleveland Area Hospital, Inc. ("Cleveland")               Ten years, effective June 1997
Henryetta Medical Center, Inc. ("Henryetta")              Ten years, effective October 1997
Fairfax Memorial Hospital, Inc. ("Fairfax")               Ten years, effective February 1998
Bristow Memorial Hospital, Inc. ("Bristow")               Ten years, effective February 1998
Hurley Health Center, Inc. ("Hurley")                     Ten years, effective February 1998
Prague Municipal Hospital, Inc. ("Prague")                Ten years, effective June 1998
Wagoner Community Healthcare, Inc. ("Wagoner")            Ten years, effective August 1999
Pawnee Municipal Hospital ("Pawnee")                      Ten years, effective January 2002

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

            The consolidated financial statements include the accounts of all entities owned or controlled by HHS. All significant intercompany accounts and transactions have been eliminated in consolidation.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   CASH AND CASH EQUIVALENTS

            Cash and cash equivalents include cash on hand, demand deposits at banks, certain money market funds, and monies invested in overnight funds, excluding amounts whose use has been designated by the Board of Trustees for future long-term purposes.

      (b)   INVESTMENTS

            Investments in marketable securities are presented in the consolidated financial statements at their estimated fair value. Fair values are based on quoted market prices, if available, or estimated using quoted market prices for similar securities. Realized and unrealized gains and losses on investments are determined by comparison of the actual cost to the proceeds at the time of disposition, or market values as of the end of the financial statement period.

            Investment income or loss (including realized gains and losses on investments, interest and dividends) is included in the determination of excess of expenses over revenues unless the income or loss is restricted by donor or law. Investment income restricted for specified purposes by donor or legal requirements is recorded as temporarily restricted in the consolidated statement of changes in net assets. Unrealized gains and losses on investments are excluded from the determination of excess of revenues over expenses unless the investments are trading securities or, if non-trading, a decline in estimated fair value is determined to be other than temporary. At June 30, 2004 and 2003, HHS had no investments classified as trading securities.

            Certain unrestricted net assets have been earmarked by the Board of Trustees for future capital expansion and other long-term projects (See Note 6). These investments are reflected as investments whose use is limited in the accompanying consolidated financial statements.

      (c)   DERIVATIVE INSTRUMENTS

            Derivative instruments are recognized in the consolidated financial statements and measured at fair value. The treatment of changes in the fair value of derivative instruments depends on the character of the transaction, including whether it has been designated and qualifies as part of a hedging relationship. No derivatives were considered hedges in 2004, 2003 or 2002 and, therefore, changes in fair value are recognized in the consolidated statement of operations in each year.

            The fair value of derivative instruments is determined by reference to market interest rates resulting from trading on a national securities exchange or in an over-the-counter market. In cases where quoted prices are not available, fair value is based on estimates using present value or other valuation techniques.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      (d)   PLEDGES RECEIVABLE

            Unconditional promises to give cash and other assets are reported at fair value at the date the promise is received, which is then treated as cost. Conditional pledges are not recorded until the donor-imposed condition has been substantially satisfied. Pledges receivable are recorded at their net present value in the year promised and are recognized as unrestricted unless they are received with donor stipulations that limit the use of the donated assets, in which case they are recorded as either temporarily restricted or permanently restricted. When a donor restriction expires, that is, when a stipulated time restriction ends or purpose restriction is accomplished, temporarily restricted net assets are reclassified as unrestricted net assets and reported in the statement of changes in net assets as net assets released from restriction. Donor restricted contributions whose restrictions are met within the same year as received are recorded as unrestricted contributions and included in the consolidated statement of operations.

      (e)   INVENTORIES

            Inventories are valued at the lower of cost or market on a first-in, first-out basis. Inventories consist primarily of medical, surgical and pharmaceutical supplies.

      (f)   LAND, BUILDINGS AND EQUIPMENT

            Land, buildings and equipment are stated at cost, if purchased, or fair value at date received, if donated. Land and other property held for sale are stated at the lower of carrying amount or fair value less cost to sell. Costs of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon sale or retirement of land, buildings and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the consolidated statement of operations as other operating revenue. Interest costs incurred on borrowed funds during the period of construction of capital assets are capitalized as a component of the cost of acquiring the assets.

            Gifts of long-lived assets such as land, buildings, or equipment are reported as an addition to unrestricted net assets unless explicit donor stipulations specify how the donated assets must be used. Gifts of long-lived assets with explicit restrictions that specify how the assets are to be used and gifts of cash or other assets that must be used to acquire long-lived assets are reported as restricted support. Absent explicit donor stipulations about how long those long-lived assets must be maintained, expirations of donor restrictions are reported when the donated or acquired long-lived assets are placed in service.

            Depreciation is computed according to the straight-line method over the estimated useful lives of the assets.

      (g)   BOND ISSUANCE COSTS

            Financing costs related to the issuance of long-term debt incurred for the acquisition of capital assets and debt refunding are capitalized and amortized over the period during which the debt

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

            is outstanding using the bonds outstanding method. Bond issuance costs are included in other assets.

      (h) TEMPORARILY AND PERMANENTLY RESTRICTED NET ASSETS AND INTERESTS IN BENEFICIAL TRUSTS

            Temporarily restricted net assets are those whose use by HHS has been limited by donors to a specific time period or purpose. Permanently restricted net assets have been restricted by donors to be maintained by HHS in perpetuity. Irrevocable interests in perpetual trust agreements are recorded as permanently restricted net assets based on HHS' estimated share of the fair value of the underlying trust assets at the date HHS is notified of the trust's existence. Increases or decreases in the value of these trust assets are recorded as changes in permanently restricted net assets in the consolidated statements of changes in net assets. Distributions received from the earnings of perpetual trust agreements are recorded as either unrestricted or temporarily restricted, as specified by the Trustee, in the period received.

            Interests in beneficial trusts include HHS' estimated beneficial interest in the J. A. Chapman and Leta M. Chapman Trust, the J. A. Chapman and Leta M. Chapman Charitable Trust, the Leta McFarland Chapman Memorial Trust and the Ida McFarlin Memorial Trust (collectively, the Chapman Trusts), all of which are irrevocable perpetual trust agreements to which HHS is one of the named beneficiaries. One of the purposes of each of these trusts is to provide support for HHS' ongoing health care operations.

      (i)   NET PATIENT SERVICE REVENUE

            HHS healthcare facilities have entered into agreements with third-party payers, including government programs and managed care health plans, under which the facilities are paid based upon established charges, the cost of providing services, predetermined rates per diagnosis, fixed per diem rates or discounts from established charges.

            Revenues are recorded at estimated amounts due from patients and third-party payers for the healthcare services provided. Settlement under reimbursement agreements with third-party payers are estimated and recorded in the period the related services are rendered and are adjusted in future periods as final settlements are determined. HHS provides care without charge to patients who are financially unable to pay for care. Because HHS does not pursue collection of amounts determined to qualify as charity or indigent care, they are not reported in revenues or operating expenses.

      (j)   Accounts Receivable and Allowance for Doubtful Accounts

            Patient accounts receivable are reported net of estimated allowances for doubtful accounts and contractual adjustments in the accompanying consolidated balance sheets. The provision for bad debts is based upon a combination of the aging of receivables and management's assessment of historical and expected net collections considering business and economic conditions, trends in health care coverage, and other collection indicators. Management assesses the adequacy of the allowance for doubtful accounts based upon historical write-off experience and payment trends by payor category. Patient accounts are also monitored and, if

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

            necessary, past due accounts are placed with collection agencies in accordance with guidelines established by HHS.

      (k)   PREMIUM REVENUE

            HHS has agreements with various Health Maintenance Organizations ("HMOs") to provide medical services to subscribing participants. Under these agreements, HHS receives monthly capitation payments based on the number of HMO participants regardless of services actually performed. Under these arrangements HHS is at risk for certain medical costs incurred by unaffiliated providers who render services to covered participants. Health care services provided or contracted for are accrued in the period in which they are provided to participants based in part on estimates, including an accrual for medical services provided but not reported to HHS.

      (l)   REGULATORY MATTERS

            HHS and its subsidiaries participate in the Medicare and Medicaid programs. Laws and regulations governing these programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that estimates of net patient revenue and of retroactive cost report settlements will change in the future. HHS believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

      (m)   OPERATING INDICATOR

            HHS' excess of revenues over expenses includes all unrestricted revenue and expenses for the reporting period. Capital contributions, contributions of long-lived assets, and unrealized gains and losses on other than trading securities (except for declines in fair value determined to be other than temporary) are excluded from the determination of excess of revenues over expenses.

      (n)   USE OF ESTIMATES

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (o)   RECLASSIFICATIONS

            The accompanying consolidated financial statements for the years ended June 30, 2003 and 2002 reflect reclassifications to conform with classifications adopted in 2004. The reclassifications had no impact on excess of revenues over expenses or net assets as previously reported.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

(3)   DISCONTINUED OPERATIONS

      In January 2003, HHS discontinued the operation of AirEvac for Tulsa, Inc. (AirEvac) and contracted with a third party to continue to provide air ambulance services to urban and rural communities in Eastern Oklahoma. AirEvac reported operating losses of $1,555 and $1,114 for the years ending June 30, 2003 and 2002, respectively. HHS recognized an additional loss of $244 associated with the wind down of AirEvac in 2003. As of June 30, 2004 and 2003, the assets and liabilities of AirEvac are zero.

      In April 2004, HHS discontinued the operation of Hillcrest Home Health. Hillcrest Home Health reported operating losses of $339, $1,044 and $198 for the years ending June 30, 2004, 2003 and 2002, respectively. HHS recognized a gain of $350 associated with the wind down of Hillcrest Home Health in 2004. As of June 30, 2004, the assets and liabilities of Hillcrest Home Health are zero.

(4)   ACCOUNTS RECEIVABLE AND PLEDGES RECEIVABLE

      Accounts receivable consist of the following at June 30:

                                                                 2004           2003
                                                              ----------      --------
Patient accounts receivable before contractual allowances
    and impact of receivable sale agreement                   $ 208,981       205,315
Less contractual allowances                                     (94,248)      (95,092)
                                                              ---------       -------
Patient accounts receivable, net of contractual allowances      114,733       110,223
    Less allowances for bad debts                               (42,445)      (31,422)
                                                              ---------       -------
Accounts receivable before receivable sale agreement             72,288        78,801
    Less accounts receivables transferred under
        the receivable sale agreement                           (28,684)      (29,929)
                                                              ---------       -------
Accounts receivable, net                                      $  43,604        48,872
                                                              =========       =======

      During the year ended June 30, 2004, HHS enhanced its process for estimating the net realizable value of self-pay patient accounts receivable resulting in an additional provision for doubtful accounts in the amount of $10,500. This change was primarily attributable to the continued increase in numbers of uninsured and underinsured patients and management's assessment of historical write-off experience and payment trends for these payors.

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      A summary of activity in the HHS allowance for doubtful accounts is as follows:

                                                                              ACCOUNTS
                                                  PROVISION      CHARGED    WRITTEN OFF,
                                    BEGINNING    FOR DOUBTFUL    TO OTHER      NET OF       ENDING
                                     BALANCE       ACCOUNTS      ACCOUNTS    RECOVERIES     BALANCE
                                    ---------    ------------    --------   ------------    -------
Allowance for doubtful accounts:
    June 30, 2004                   $  31,422       94,772          (51)      (83,698)       42,445
    June 30, 2003                      26,679       75,298          112       (70,667)       31,422
    June 30, 2002                      25,038       51,199           --       (49,558)       26,679

      Pledges receivable due in less than one year and pledges receivable due in over one year are included in notes and other receivables and other assets, respectively, in the accompanying consolidated balance sheets. The future expected cash flows from pledges receivable have been discounted using discount rates ranging from 3.5 to 6.0 percent. These rates are determined based on the average duration of the related pledges. At June 30, 2004, net pledges receivable due in less than one year are $1,932, in one to five years are $183, and in over five years are $0. At June 30, 2003, net pledges receivable due in less than one year were $3,109, in one to five years were $258, and in over five years were $0. At June 30, 2004 and 2003, there is no allowance for uncollectible pledges.

      Pledges receivable as of June 30, 2004 and 2003 are as follows:

                                                  2004            2003
                                               ----------        ------
Pledges receivable                             $   2,138         3,550
Less discount on pledges receivable                  (23)         (183)
                                               ---------         -----
Pledges receivable, net                        $   2,115         3,367
                                               =========         =====

(5)   RECEIVABLE SALE AGREEMENTS

      In March 2000, HMC and TRMC entered into a transaction to sell, on an ongoing basis, virtually all of their patient accounts receivable to Hillcrest Finance Corporation ("HFC"), a bankruptcy-remote qualifying special purpose entity as defined in SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Under terms of the agreement, HMC and TRMC transferred virtually all of their accounts receivable to HFC. HFC, in turn, established a receivable purchase agreement with a financial institution, whereby the financial institution has committed to purchase an undivided ownership interest in the selected receivables. This agreement terminated in February 2002, when HHS, HMC and TRMC entered into a similar transaction with another financial institution.

      Under the new agreement (entered into in February 2002) HHS, HMC and TRMC transferred virtually all of their receivables to Hillcrest Funding, LLC
      (LLC), a bankruptcy-remote special purpose entity. LLC in turn, entered into a receivables purchase agreement with a financial institution, whereby, the financial institution has committed to purchase an undivided ownership

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      interest in selected receivables. The net cost of the transactions was $1,143, $1,087 and $1,125, respectively, for the years ended June 30, 2004, 2003 and 2002.

      HHS values its retained interest in these receivables through a combination of historical collection percentages, projections of discounted cash flows and other valuation techniques. Because of the relatively short time required to collect these receivables, small changes in interest rates are believed to have a negligible effect on the estimated value of the retained interests. Management has determined that no servicing liability or asset was required at June 30, 2004 and 2003. The agreement was renewed November 25, 2003 extending the maturity date to February 27, 2007.

(6)   INVESTMENTS

      Investments whose use is limited consist of the following at June 30:

                                                                   2004           2003
                                                                ----------       -------
Debt service reserve fund                                       $  18,002        18,002
Interest and principal funds                                        6,125         5,982
Self-insurance reserve fund                                         8,485         8,141
                                                                ---------        ------
Total investments whose use is limited                             32,612        32,125
Less funds held by bond trustee classified as current assets       (9,045)       (9,000)
                                                                ---------        ------
Investments whose use is limited, net of current portion        $  23,567        23,125
                                                                =========        ======

            DEBT SERVICE RESERVE FUND

            Funds held by bond trustee represent amounts deposited to meet the debt service reserve requirements of the bond indentures.

            INTEREST AND PRINCIPAL FUNDS

            Represents funds held by trustee to pay interest costs and principal related to the bonds as they become due.

            SELF-INSURANCE RESERVE FUND

            Represents amounts deposited with a trustee in accordance with the terms of the self-insurance trust agreement to fund estimated professional and general liability losses.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      The carrying values of investments whose use is limited at June 30, 2004 and 2003, by categories of securities are as follows:

                                               FAIR VALUE       FAIR VALUE
                                                  2004             2003
                                               ----------       ----------
Investments whose use is limited:
    Cash and cash equivalents                   $     935         1,859
    Corporate debt securities                       2,451           928
    U. S. government and agency obligations         3,389         4,345
    Fixed income pooled funds                         301           539
    Corporate stocks                                1,415           476
    Bank investment agreements                     24,121        23,978
                                                ---------        ------
                                                $  32,612        32,125
                                                =========        ======

            BANK INVESTMENT AGREEMENTS

            During 2000, HHS entered into forward delivery investment agreements with financial institutions for portions of its debt service reserve fund and its interest and principal funds to purchase qualified securities at their maturity value. Under these agreements, HHS was paid $11,546, which represented substantially all future investment earnings on the contracts. The imputed interest rate on the contracts is approximately 5.4%. The amount received was deferred and is included in other long term liabilities in the consolidated balance sheets. These forward delivery investment agreements are considered derivatives and as such are recorded at fair value in the financial statements. The change in the fair value of the forward delivery investment agreements is included in investment income.

            At June 30, 2004 and 2003, HHS held commercial paper under these agreements with a balance totaling $24,121 and $23,978, respectively.

      The estimated values of HHS' other investments at June 30, 2004 and 2003, by categories of securities are as follows:

                                                      FAIR VALUE
                                                  2004           2003
                                               ---------        ------
Other investments:
    Cash and cash equivalents                  $   3,006         1,937
    Corporate debt securities                      1,033           504
    U. S. government and agency obligations        1,428         2,361
    Fixed income pooled funds                         --           480
    Corporate stocks                              17,875        17,637
                                               ---------        ------
                    Long-term investments      $  23,342        22,919
                                               =========        ======

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

Investment income, dividends and net realized and unrealized gains and losses on all investments, including investments whose use is limited, are comprised of the following for the years ended June 30, 2004, 2003 and 2002:

                                         2004            2003           2002
                                     -------------   -----------   ------------
Income:
     Interest income                 $         613        233            820
     Dividend income                           111         35             26
     Net realized gains (losses) on
        sales of securities                  1,338       (326)           450
                                     -------------      -----          -----
                                             2,062        (58)         1,296
Less restricted investment income
     and dividends                             (51)       (56)           (86)
                                     -------------      -----          -----
Unrestricted investment income,
     dividends and gains                     2,011       (114)         1,210
Change in fair value of forward
     delivery investment agreements         (2,244)     2,839          1,652
                                     -------------      -----          -----
Investment income                    $        (233)     2,725          2,862
                                     =============      =====          =====

During 2004, HHS recorded an impairment loss of $2,200 related to certain investments classified as other than trading. The impairment charges adjusted the carrying value of the investments to their estimated realizable value where an other-than-temporary impairment has occurred.

The following table shows the gross unrealized losses and fair value of HHS' investments with unrealized losses that are not deemed to be other-than-temporarily impaired (in thousands), aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at June 30, 2004.

                                       Less than 12 months      12 months or greater             Total
                                    -----------------------  -------------------------  ------------------------
                                                 Unrealized                 Unrealized                Unrealized
  Description of Securities         Fair value    losses      Fair value      losses     Fair value     losses
----------------------------------- ----------  -----------  ------------  -----------  -----------  -----------
US Treasury obligations and direct
    obligations of US Government
    agencies                        $    2,785       (43)          496         (34)         3,281         (77)
Non Government fixed income
    obligations                          1,844       (18)           --          --          1,844         (18)
Fixed income mutual fund                   300        (4)           --          --            300          (4)
Marketable equity securities             1,738       (91)        1,412        (428)         3,150        (519)
Marketable equity securities mutual
    funds                                   --        --         9,123        (396)         9,123        (396)
                                    ----------      ----        ------        ----         ------      ------
             Total                       6,667      (156)       11,031        (858)        17,698      (1,014)
                                    ==========      ====        ======        ====         ======      ======

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      FIXED INCOME SECURITIES. The unrealized losses on HHS' investments in the various fixed income categories were caused by interest rate increases. Because HHS has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, HHS does not consider these investments to be other-than-temporarily impaired at June 30, 2004.

      MARKETABLE EQUITY SECURITIES. HHS' investments in marketable equity securities consist of investments in common stock. Based on HHS' ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, HHS does not consider these investments to be other-than-temporarily impaired at June 30, 2004.

      MARKETABLE EQUITY SECURITIES MUTUAL FUNDS. HHS' investments in marketable equity securities mutual funds consist of two large capitalization funds and one international equity fund. Based on the diversity of holding and HHS' ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, HHS does not consider these investments to be other-than-temporarily impaired at June 30, 2004.

(7)   LAND, BUILDINGS AND EQUIPMENT

      Land, buildings and equipment are summarized as follows at June 30:

                                    USEFUL LIVES       2004         2003
                                    ------------  --------------  --------
Land                                     n/a      $       14,414    14,737
Land improvements                     10 years             4,152     3,568
Buildings                            12-50 years         212,594   207,421
Building equipment                   8-20 years           77,165    73,606
Equipment and furniture              3-10 years          139,291   138,611
Construction in progress                 n/a               4,143     3,182
                                                  --------------  --------
                                                         451,759   441,125
Less accumulated depreciation                           (259,122) (240,566)
                                                  --------------  --------
Land, buildings and equipment, net                $      192,637   200,559
                                                  ==============  ========

      Depreciation expense for the years ended June 30, 2004, 2003 and 2002, was $20,353, $20,161 and, $19,226, respectively.

(8)   INVESTMENT IN UNIVERSITY VILLAGE, LLC

      In 1998, HHS and University Village, Inc. ("UVI") became co-members of a limited liability company, University Village Hillcrest HealthCare LLC ("UVHH"), which operates under an initial term of 10 years with an automatic renewal for an additional 10 years. Each co-member's initial membership interest in UVHH is 50%. UVHH's primary purpose is to own and operate a senior living facility, including individual living apartments, an assisted living center, and a health center/nursing home in Tulsa, Oklahoma ("Facility").

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      HHS accounts for its investment in UVHH on the equity basis of accounting. The carrying value of HHS' investment in UVHH, at June 30, 2004 and 2003, is $1,026 and $1,009, respectively, and is included in other assets in the consolidated balance sheets.

      Summarized unaudited financial information for UVHH is as follows at June 30, 2004 and 2003:

                     2004       2003
                   ---------  -------
Total assets       $   3,280    3,519
Total liabilities  $   1,381    1,672
Equity             $   1,879    1,847
Net income (loss)  $      33     (196)

(9)   AMOUNTS PAYABLE UNDER LINES OF CREDIT AND DEMAND NOTE

      HHS has entered into a $12,000 revolving credit agreement bearing interest at 5.25% and 5.00% at June 30, 2004 and 2003, respectively. At June 30, 2004 and 2003, there were $7,500 and $4,075 in draws outstanding, respectively. At both June 30, 2004 and 2003, there were $4,500 in commitments related to letters of credit outstanding under this agreement. Certain land and buildings held for sale collateralize this agreement. Two HHS board members are board members of the lending institution.

      For the years ending June 30, 2004, 2003 and 2002, HHS paid interest on its lines of credit of $262, $223 and $234, respectively.

      Cushing maintained a $500 line of credit bearing interest at 4.0% at June 30, 2004 and 2003. No borrowings were outstanding under the agreement at June 30, 2004 and 2003.

(10)  LONG-TERM DEBT

      Long-term obligations of HHS consist of the following at June 30:

                                                                  2004             2003
                                                             -------------     ------------
Series 1999A Tax-Exempt and 1999B Taxable HHS
     revenue and refunding bonds, Series 1999A principal
     of $219,235 at stated rates ranging from 4.7% to
     5.6% (average rate of 5.5% for 2004 and 2003) and
     Series 1999B principal of $16,955 stated rates ranging
     from 6.9% to 7.0% (average rate of 7.0% and 6.9%
     for 2004 and 2003, respectively) interest payable
     semi-annually, due in 2029, net of unamortized bond
     discounts of approximately $1,319 and $1,373 at
     June 30, 2004 and 2003, respectively                    $     221,941          225,637
Other long-term debt                                                   592            1,480
                                                             -------------     ------------
                                                                   222,533          227,117
Less current portion                                                (4,531)          (4,720)
                                                             -------------     ------------
                                                             $     218,002          222,397
                                                             =============     ============

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      In 1999, HHS issued $219,235 in Tax-Exempt Series 1999A and $16,955 in Taxable Series 1999B Revenue and Refunding Bonds ("Series 1999 Bonds"). The Series 1999 Bonds are collateralized by the revenues of the "Series 1999 Obligated Group" (HMC, CMC, Foundation, HSC, Institute, Cushing, PHS, TRMC, Specialty, and HHS Property Company).

      The Series 1999A Bonds stated to mature on or after August 15, 2010 are subject to redemption by the Issuer at the option of HHS from time to time on any date on or after August 15, 2009. Redemption may be in whole or in part in any order, at the redemption prices (expressed as percentages of the principal amount of the Series 1999A Bonds to be redeemed) set forth in the following table, plus accrued interest to the redemption date:

                                               REDEMPTION
            REDEMPTION DATES                     RICES
---------------------------------------        ----------
August 15, 2009 through August 14, 2010            101
August 15, 2010 through August 14, 2011          100-1/2
On and after August 15, 2011                       100

      Under the covenants of the Series 1999 Bonds, members of the Series 1999 Obligated Group, have agreed to pay the principal of and the interest on the Securities (defined in the agreement) in accordance with the terms of the Securities and the Master Trust Indenture ("MTI"). The Series 1999 Obligated Group has also agreed to maintain a debt service coverage ratio (defined in the agreement) of at least 110%.

      Annual maturities of long-term debt subsequent to June 30, 2004 are as follows:

                  YEAR ENDING
                  -----------
2005                                            $      4,531
2006                                                   4,345
2007                                                   4,478
2008                                                   4,695
2009                                                   4,930
Thereafter                                           200,873
                                                ------------
                                                     223,852
Less bond discount on Series 1999 Bonds               (1,319)
                                                ------------
                 Total                          $    222,533
                                                ============

      During 2004, 2003 and 2002, HHS incurred $12,762, $11,318 and $11,513, respectively, in interest costs on long-term debt obligations, net of capitalized interest of $0, $1,718 and $1,752, respectively.

(11)  FAIR VALUES OF FINANCIAL INSTRUMENTS

      Cash and cash equivalents, accounts receivable, net, notes and other receivables, accounts payable, accrued expenses, and amounts due from (to) third-party payers: The carrying values reported in the

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      consolidated balance sheets approximate their fair value because of the short maturity of these financial instruments.

      Investments whose use is limited and short-term and other investments:
      These consolidated financial instruments are stated at fair value. Fair values for marketable equity and debt securities are based on quoted market prices for those or similar securities.

      Long-term debt: The carrying amount of the revolving lines of credit approximates fair value due to the fact that the interest rates on the obligations are a floating percentage tied to market rates. The fair value of the Series 1999 Bonds is estimated using discounted cash flow analyses, based on current incremental borrowing rates for similar types of arrangements. The carrying value of the series 1999 bonds at June 30, 2004 and 2003 is $221,941 and $225,637, respectively, and the fair value is $199,279 and $179,277, respectively.

      Calculation of the fair value of other long-term debt is not practicable due to the inability to determine a representative market rate of interest.

      Forward delivery investment agreements: These consolidated financial instruments are stated at fair value. Fair value is based on reference to market interest rates resulting from trading on a national securities exchange or in an over-the-counter market. In cases where quoted prices are not available, fair value is based on estimates using present value or other valuation techniques.

(12)  TEMPORARILY AND PERMANENTLY RESTRICTED NET ASSETS

      Temporarily restricted net assets are available for the following purposes at June 30:

                                          2004            2003
                                      ------------     ----------
Indigent care                         $      197         2,283
Equipment and construction purchases         127         1,521
Medical programs/community education       1,877         2,880
Research                                      --             5
Pastoral care                                  4           320
Other                                      1,177           710
                                      ----------       -------
                                      $    3,382         7,719
                                      ==========       =======

      During 2004, 2003 and 2002, $3,379, $976 and $2,371 respectively, of certain temporarily restricted net assets were released from restriction by the donor and were included as unrestricted support in the consolidated statement of operations. The amounts are included in other operating revenue.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      Permanently restricted net assets are held in perpetuity at June 30 for the following purposes:

                                    2004             2003
                                ------------      ------------
Interests in beneficial trusts  $   127,291         115,453
Pastoral care                         3,501           3,500
Medical education                       135             135
Noble Foundation Gymnasium              412             412
Other                                    98              98
                                -----------       ---------
                                $   131,437         119,598
                                ===========       =========

(13)  NET OPERATING REVENUES

      Net operating revenues are comprised of the following:

                                            2004           2003          2002
                                        ------------  -------------  -----------
Net patient service revenue             $    553,230      516,108      441,189
Premium revenue                                6,920       24,643       45,931
Other operating revenue, including net
     assets released from restriction         36,998       41,366       39,667
                                        ------------      -------      -------
                                        $    597,148      582,117      526,787
                                        ============      =======      =======

      Agreements with third-party payers provide for payments at amounts different from their established rates. A summary of the payment arrangements with major third-party payers follows:

            MEDICARE

            Inpatient acute care services, substantially all outpatient services, inpatient rehabilitation distinct unit services, skilled nursing facility services, and long-term acute services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to category specific (i.e. inpatient, outpatient, skilled nursing, rehab) patient classification systems that are based on clinical, diagnostic and other factors. Geropysch services are paid based on a cost reimbursement methodology. Certain outpatient services are paid based on physician fee schedules. An exception to the above methodologies is critical access hospitals which are paid based on a cost reimbursement methodology. Cleveland, Fairfax, Hurley, and Prague, are critical access hospitals. HMC, TRMC, Doctors, Specialty, Cushing, EOMC, Cleveland, Henryetta, Bristow, Pawnee, Prague, Fairfax, Wagoner, and Hurley ("HHS' Hospitals") are paid using the methods listed above at a tentative rate with the final settlement determined after submission of the annual cost reports by the entities and audits thereof by the Medicare fiscal intermediary.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

            Medicare cost reports have been audited by the Medicare fiscal intermediary through June 30, 2002 for Bristow, Cleveland, Cushing, Fairfax, HMC, Hurley, Pawnee, and Prague March 30, 2002 for Wagoner, December 31, 2001 for TRMC, and December 31, 2000 for Doctors and Specialty.

            For the years ended June 30, 2004, 2003 and 2002, approximately 49%, 46% and 40%, respectively, of net patient services revenue were derived from the Medicare program.

            Net patient service revenue for the years ended June 30, 2004, 2003 and 2002 was increased by $5,601, $14,632 and $3,181, respectively, related to changes in amounts previously estimated as a result of final settlements and cost reports that are no longer subject to audits and reviews, and changes in estimates for open cost reports.

            MEDICAID

            Inpatient and outpatient services rendered to Medicaid program beneficiaries are reimbursed under a prospective reimbursement methodology at established rates with no retroactive settlements. For the years ended June 30, 2004, 2003 and 2002, approximately 14%, 15% and 15% of net patient service revenues were derived from the Medicaid program.

Congress has mandated, through various legislative actions, that the Centers for Medicare and Medicaid Services (CMS) phase out cost based reimbursement in favor of prospective payment mechanisms. This has been accomplished for most services that are provided by HHS facilities in the recent past. Many of these changes have had the effect of restraining the net patient revenue growth. Reimbursement levels are often established for political rather than economic benefit. Based on previous trends, it is assumed that this situation should continue into the near future without major changes. This will continue to limit net patient revenue growth from these payor sources.

In addition, HHS must comply with various reporting and operating regulations mandated by the federal and state programs. Failure to comply with these regulations could result in HHS losing its eligibility to receive these funds. Management is not aware of any operations or activities which would jeopardize HHS' eligibility under these programs.

OTHER

Payment agreements with certain commercial insurance carriers, health maintenance organizations (HMO), and preferred provider organizations provide for prospectively determined rates per discharge, discounts from established charges, prospectively determined daily rates and capitated rates per participant in HMO's.

HHS is also responsible for payments for the services of specialists utilized outside the network when a patient, under a full risk capitation agreement, must be referred to these specialists. Accrued costs relating to these services include both known and incurred but not reported services provided. At June 30, 2004 and 2003, $203 and $2,094 is included in other current liabilities related to these payments.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      For the years ended June 30, 2004, 2003 and 2002, approximately 36%, 37% and 45%, respectively, of net patient service revenues were derived from these payers (exclusive of premium revenue).

      During 2004, 2003 and 2002, HHS received $19,925, $23,609 and $22,616, respectively, in funds from the State of Oklahoma to fund medical education expenses. The amounts received are included in other revenue in the consolidated statement of operations.

(14)  UNCOMPENSATED CARE

      Care is provided without charge or at amounts less than established rates to patients who meet certain criteria under the charity care policy. HHS does not pursue collection of hospital charges determined to qualify as charity care, and therefore, they are not reported as revenue. The charity policy includes any charges which are determined at any time to be uncollectible by reason of the party's inability to pay as determined by established financial screening criteria. Uncompensated charges for services rendered to a patient of a publicly (tax) supported program where
      (1) eligibility is determined based solely on financial need (e.g., Medicaid, crippled children, etc., but excluding Medicare) and (2) the patient is not responsible for any unpaid charges are also classified as charity. In addition, HHS provides a significant amount of care to uninsured patients that may not meet the initial criteria to be recorded as charity care.

      The following information measures the level of charity care provided during the years ended June 30, 2004, 2003 and 2002:

                                             2004         2003       2002
                                         ------------  ---------   ---------
Charity delivered to publicly supported
     programs and others                 $    175,881    144,337    130,224
Other uncompensated care, including
     bad debt write-offs                       77,938     71,102     54,247
                                         ------------    -------    -------
Total uncompensated care                 $    253,819    215,439    184,471
                                         ============    =======    =======

(15)  SALE OF MEDICAL OFFICE BUILDINGS

      Effective June 30, 2000, HHS sold medical office buildings and entered into a master lease agreement with the buyer to lease certain space (approximately 58% of available space) in the office buildings. The initial term of the agreement commenced on June 30, 2000 and ends on June 30, 2025. The lease is treated as an operating lease for financial statement reporting purposes. The future minimum lease payments related to the lease of the space, including all executory costs, are included in the total future minimum operating lease payments (see Note 18).

      The transaction included a shared services agreement and a ground lease agreement. The shared services include the bulk purchasing of utilities, central power plant services, energy management services, security monitoring services, specific technical and professional services and key building support staff. The ground lease agreement's initial term commenced on June 30, 2000 and ends on June 30, 2099.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)
                          June 30, 2004, 2003 and 2002

      A deferred gain of $3,354 is being amortized over the initial term of the master lease and is included in other long-term liabilities. The unamortized balance of the deferred gain was $2,809 and $2,943 as of June 30, 2004 and June 30, 2003, respectively.

(16)  FUNCTIONAL EXPENSES

      HHS provides general healthcare services to residents within its geographic location including women's health services, cardiovascular services, inpatient and outpatient surgery, and pediatric services. Expenses related to providing these services are as follows for the years ended June 30, 2004, 2003 and 2002:

                                        2004          2003        2002
                                    -------------  ----------  ----------
Healthcare services                 $     555,444    531,958    475,839
General and administrative services        50,304     48,206     45,600
                                    -------------   --------    -------
                                    $     605,748    580,164    521,439
                                    =============   ========    =======

(17)  INCOME TAXES

      HHS has certain subsidiaries and operations which are taxable for federal income tax purposes. These subsidiaries follow the asset and liability method for financial accounting for income taxes. As a result of financial losses for these operations, no provision for federal income tax is required. At both June 30, 2004 and 2003, HHS had a deferred tax asset of $40,517. This asset is comprised primarily of net operating loss carryforwards. The net operating loss carryforwards expire as follows:
      2004-2007 -- $17,223; 2008-2012 -- $27,897, and 2013-2022 -- $61,502. Due
      to the uncertainty regarding the realizability of the deferred tax asset, a valuation allowance has been established for the entire balance at both June 30, 2004 and 2003. There are no other significant differences between the financial reporting and tax basis assets and liabilities of the taxable subsidiaries.

(18)  COMMITMENTS AND CONTINGENCIES

      HHS continuously evaluates contingencies based upon the best available information. In addition, allowances for loss are provided each year for disputed items, which have continuing significance such as certain third-party reimbursements claimed in cost reports. Management believes that allowances for loss have been provided to the extent necessary. To the extent that resolution of contingencies results in amounts which vary from management's estimates, future earnings will be charged or credited. The principal contingencies are described below:

      PROFESSIONAL/GENERAL LIABILITY

      In the normal course of business, HHS is named as a defendant in professional (malpractice) and general liability actions. HHS vigorously defends these claims. In management's opinion, HHS has provided adequate reserves supplemented by excess insurance coverage to cover the cost of these claims, and does not believe that their ultimate resolution will have a material adverse effect on HHS' financial condition.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      HMC is self-insured for hospital professional and general liability coverage and beginning July 1, 2002 TRMC is also self-insured. Prior to July 1, 2002 TRMC purchased occurrence-based policies with fixed premiums. Under the self-insurance trust agreement, trust assets can only be used for payment of indemnity costs and specified expenses related to professional and general liability claims. The self-insurance plan provides for annual coverage of up to $1 million and $4 million in the aggregate for HMC, and up to $1 million and $3 million in the aggregate for TRMC, for each policy year.

      There are known claims and incidents that may result in the assertion of additional claims, as well as claims from unknown incidents which may be asserted arising from services provided to patients. HHS has employed independent actuaries to estimate the ultimate cost, if any, for the settlement of such claims that fall under the self-insurance trust. HHS has reserved $9,694 and $7,751 at June 30, 2004 and 2003, respectively, related to actuarial estimates of such claims. The expected losses are discounted using a rate of 6%. The ultimate cost to settle all the asserted and unasserted claims against HMC may vary from the amounts recorded.

      All other HHS facilities purchase occurrence-based hospital professional and general liability coverage policies with fixed annual premiums. Insurance coverage is purchased for each facility, in the amount of $1 million per case with a $3 million annual aggregate limit. Some facilities (CMC, Bristow and Hurley) had "claims made" coverage prior to joining HHS. "Tail" liability policies were purchased for those facilities, covering all claims incurred but unreported as of the date of conversion to the HHS occurrence based coverage.

      HHS has purchased excess hospital professional and general liability coverage for the benefit of all its affiliates. Punitive damages are not insurable in Oklahoma; therefore, HHS is fully self insured for such exposure.

      EMPLOYEE HEALTH AND WORKERS' COMPENSATION COVERAGE

      HHS self insures the cost of certain employee health insurance as well as workers' compensation coverage. Expenses of the self-insured health program were $24,061, $9,971 and $6,335 for the years ended June 30, 2004, 2003 and 2002, respectively. Expenses of the workers' compensation program were $1,974, $4,157 and $3,315 in 2004, 2003 and 2002, respectively, including estimated reserves for claims incurred but not reported. To mitigate the cost of potential catastrophic claims, HHS purchases excess insurance for both employee health and workers' compensation.

      WORKERS' COMPENSATION PLAN LETTER OF CREDIT

      The State of Oklahoma requires that participants in self-insurance programs guarantee any workers' compensation liabilities through a letter of credit in the amount of the estimated workers' compensation reserves arising under the Workers' Compensation Act of Oklahoma. HHS entered into an irrevocable standby letter of credit with a bank in the amount of $3,500 to support the reserve requirements. The letter of credit expires January 1, 2005.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      REGIONAL OPERATING AGREEMENTS

      Cushing has agreed to make operating payments for the use of the campus, the hospital, the name, the additional premises, and the equipment of Cushing Hospital Authority ("CHA") and Cushing Regional Hospital for a term of ten years for an annual operating payment of $300, which expires in July, 2005.

      PHS agreed to make operating payments for the use of the campus, the hospital, the Corporation name, the additional premises and the equipment of LeFlore County Hospital Authority ("LFCHA"), Eastern Oklahoma Medical Center and Eastern Oklahoma Health Care Corporation, Inc. for a term of 15 years for an operating payment equal to the amount and payment terms of the scheduled payments of principal and interest on all of LFCHA's long-term debt. Expense, recognized on the straight-line basis, under the terms of the agreement for the years ended June 30, 2004, 2003 and 2002 was $659. The agreement expires in March 2012.

      Henryetta agreed to make operating payments for the use of the campus, the hospital, the name, the additional premises, and the equipment of Henryetta Hospital Authority ("HHA") and Henryetta Medical Center for a term of ten years for an annual operating payment of $125, which expires in October 2007.

      The future minimum operating agreement payments of Cushing, PHS and Henryetta to the respective authorities (CHA, LFCHA, and HHA, respectively) are as follows:

2005        $     1,508
2006              1,394
2007                583
2008                426
2009                300
Thereafter          825
            -----------
Total       $     5,036
            ===========

      OUTSOURCING AGREEMENT

      In June 2002, HHS entered into an agreement to outsource the majority of its information technology support activities. The future minimum payments under the agreement are as follows at June 30, 2004: $6,195 in 2005, $6,195 in 2006, $5,322 in 2007, $5,322 in 2008 and $5,322 in 2009. HHS
      paid $6,356 and $5,195 under this agreement in 2004 and 2003.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      OPERATING LEASES

      HHS has entered into various noncancellable operating leases for rental of office and clinic space throughout Northeastern Oklahoma. Future minimum lease payments related to these lease commitments at June 30, 2004 are as follows:

2005        $    6,652
2006             5,818
2007             4,500
2008             4,136
2009             3,352
Thereafter      57,193
            ----------
Total       $   81,651
            ==========

      Rent expense for these operating leases for the years ended June 30, 2004, 2003 and 2002 was $5,824, $5,775 and $5,057, respectively.

      HMC has entered into various noncancellable operating leases for the rental of equipment. The leased equipment consists of various software applications, and various other equipment. Future minimum lease payments related to these lease commitments at June 30, 2004 are as follows:

2005   $    4,843
2006        4,591
2007        3,156
2008        1,687
2009           33
       ----------
Total  $   14,310
       ==========

      Lease payments made for equipment not placed in service are recorded as prepaid rent expense. When the equipment is placed in service the amounts recorded as prepaid rent are amortized over the remaining life of the lease. As of June 30, 2004 and 2003, $1,226 and $1,306, respectively, of prepaid rent was included in prepaid expenses and other current assets in the balance sheet. Rent expense under these agreements for the years ended June 30, 2004, 2003 and 2002 was $4,249, $4,100 and $6,258, respectively.

      EXTINGUISHMENT OF DEBT

      During 1999, HHS extinguished its obligation on the Series 1983, Series 1988 and Series 1996 Bonds ("Prior Bonds"). A portion of the net proceeds from the Series 1999 bond offering were placed into a trust to be used solely for satisfying scheduled payments of both principal and interest of the Prior Bonds. The Series 1983 and Series 1988 Bonds were subsequently called and paid in full. This transaction was considered a legal defeasance of the Prior Bonds. HHS has guaranteed the payment of any shortfall in the escrow related to the remaining Series 1996 Bonds; however, management does not anticipate making any significant payments under this guarantee. At June 30, 2004, the outstanding balance of the Series 1996 Bonds was $48,565.

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      Under refinancing plans implemented in 1977, HMC advance refunded previously issued debt. Investments in obligations of the U.S. government, which are scheduled to mature at dates and in amounts that coincide with debt service requirements of the refunded debt, have been placed in escrow with a trustee. These assets and the interest earnings thereon will be used to retire the outstanding principal and interest due on the refunded debt. The outstanding principal is $4,080 at June 30, 2004.

      Assets in escrow and the related debt are not reflected in the accompanying consolidated financial statements.

      REGULATORY COMPLIANCE

      The U.S. Department of Justice and other federal agencies are increasing resources dedicated to regulatory investigations and compliance audits of health care providers. HHS is subject to these regulatory efforts. In consultation with legal counsel, management does not expect that the resolution of regulatory compliance matters will have a material adverse effect on HHS' financial position or results of operations.

(19)  RETIREMENT PLAN

      Effective January 1, 1996, HHS established a defined contribution retirement plan covering employees who are 21 or more years of age and who have completed one or more years of service to provide financial benefits for such employees upon retirement and for their dependents and beneficiaries in the event of death. Employees' voluntary contributions are matched by HHS up to 1.5% of each participant's total annual compensation. HHS also contributed as an employer non-elective contribution of 2% of each employee's annual compensation to the Plan. HHS' employer contributions to this Plan for the years ended June 30, 2004, 2003 and 2002 totaled $4,594, $4,552 and $3,994 respectively.

      During 2004 and 2003, the employees of Cushing participated in a non-qualified deferred compensation plan covering substantially all of their employees. Plan expense for 2004, 2003 and 2002 was $18, $20 and $20, respectively.

(20)  CONCENTRATION OF CREDIT RISK

      At June 30, 2004 and 2003, HHS has cash balances at certain financial institutions which exceed federal deposit insurance limits at June 30, 2004 and 2003. These financial institutions have strong credit ratings and management believes that credit risk related to these deposits is minimal.

      HHS has investments concentrated primarily in money market funds, U.S. government and agency obligations, and corporate stocks and bonds at June 30, 2004 and 2003. Investments in these funds are not insured or guaranteed. Management believes that credit risk related to these investments is minimal.

      Investment securities and derivative instruments are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities and derivative instruments, it is at least reasonably possible that changes in their values will occur in the

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

      near term and that such changes could materially affect the amounts reported in the accompanying consolidated financial statements.

      HHS' affiliates are located in eastern Oklahoma. Certain of these affiliates grant credit without collateral to their patients, most of whom are local residents and are insured under third-party payer agreements. The distribution of net patient accounts receivable by payer at June 30, 2004 and 2003 is as follows:

                          2004       2003
                       ---------  ---------
Medicare and Medicaid     45%         51%
Commercial insurance      44%         43%
Patients                  11%          6%
                         ---         ---
Total                    100%        100%
                         ===         ===

(21)  SUBSEQUENT EVENT (UNAUDITED)

      Effective August 12, 2004, HHS closed on an agreement with Ardent Health Services, LLC ("Ardent") for the sale of most of the property, plant and equipment and working capital of HHS (generally excluding cash and assets limited as to use) and the assumption of most of HHS' liabilities by Ardent (generally excluding third-party settlements and the current and long-term portion of debt). The purchase price was $281,200 plus the net working capital acquired. The net assets acquired by Ardent included those of HMC, TRMC, Specialty, HHS Property Company, Hillcrest Physician Organization, Pawnee, HHS Corporate, and Riverside PHO. Throughout the month of September 2004, Ardent also acquired the net assets of Cushing, Wagoner, Bristow and Cleveland with an effective date of September 1, 2004.

      HHS retained cash; assets whose use is limited; third-party cost report settlement liabilities; the current and long-term portion of debts; self-insurance reserves for worker's compensation; employee health costs; general and medical malpractice cost and the equity investment in University Village. As a result of the asset sales to Ardent, the series 1999A and 1999B bonds (see Note 10) were legally defeased for $247,649; the forward delivery investment agreement (see Note 6) was settled for $8,481 in excess of the fair value recorded at June 30, 2004; and payments of $5,935 were made in accordance with terms of employment agreements. Additionally, as a result of the sale of the assets, HHS is no longer considered a beneficiary of the Chapman Trusts (see Note 1 (h)).

                                                                     (Continued)

                   HILLCREST HEALTHCARE SYSTEM AND AFFILIATES

                   Notes To Consolidated Financial Statements
                             (dollars in thousands)

                          June 30, 2004, 2003 and 2002

       The accounting impact of these transactions has not been reflected in the accompanying consolidated financial statements. The following table summarizes the pro forma effect of the transactions as of September 1, 2004:

                                         Proforma
                         June 30,       September 1,
                           2004            2004
                       -----------     ------------
Current assets         $   103,161         37,751
Current liabilities        (82,711)       (15,532)
                       -----------     ----------
                            20,450         22,219
All other assets           385,817         65,991
All other liabilities     (245,765)       (14,571)
                       -----------     ----------
                           140,052         51,420
                       -----------     ----------
Net assets             $   160,502         73,639
                       ===========     ==========